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                                                                     Exhibit 3.1

English Translation

                            ARTICLES OF INCORPORATION

                                       OF

                                  GMARKET INC.

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ARTICLES OF INCORPORATION / GMARKET INC.

CHAPTER I. GENERAL PROVISIONS
ARTICLE 1.     CORPORATE NAME
ARTICLE 2.     PURPOSES
ARTICLE 3.     HEAD OFFICE AND BRANCHES
ARTICLE 4.     METHOD OF PUBLIC NOTICES

CHAPTER II. SHARES OF STOCK
ARTICLE 5.     TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED AND TOTAL NUMBER
               OF SHARES ISSUED UPON INCORPORATION
ARTICLE 6.     PAR VALUE PER SHARE
ARTICLE 7.     TYPES OF SHARES AND SHARE CERTIFICATES
ARTICLE 8.     (DELETED)
ARTICLE 9.     PRE EMPTIVE RIGHTS AND RECORD DATE FOR CALCULATING THE DIVIDEND
               ACCRUAL PERIOD FOR NEW SHARES
ARTICLE 10.    (DELETED)
ARTICLE 11.    STOCK OPTIONS
ARTICLE 11-2.  SPECIAL PROVISION ON ACQUISITION OF TREASURY STOCKS
ARTICLE 12.    (DELETED)
ARTICLE 13.    SHARE TRANSFER AGENT
ARTICLE 14.    REPORT OF ADDRESSES, NAMES, AND SEALS OF SHAREHOLDERS, ETC.
ARTICLE 15.    CLOSING OF REGISTER OF SHAREHOLDERS AND RECORD DATE

CHAPTER III. BONDS
ARTICLE 16.    ISSUANCE OF CONVERTIBLE BONDS
ARTICLE 17.    ISSUANCE OF BONDS WITH WARRANTS
ARTICLE 18.    APPLICABLE PROVISIONS TO THE ISSUANCE OF BONDS

CHAPTER IV. GENERAL MEETINGS OF SHAREHOLDERS
ARTICLE 19.    CLASSIFICATION OF AND TIME FOR CONVENING THE GENERAL MEETINGS
ARTICLE 20.    PERSON AUTHORIZED TO CALL GENERAL MEETINGS
ARTICLE 21.    NOTICE FOR CONVENING GENERAL MEETINGS AND PUBLIC NOTICE
ARTICLE 22.    PLACE OF THE MEETING
ARTICLE 23.    PRESIDING OFFICER
ARTICLE 24.    PRESIDING OFFICER'S AUTHORITY TO MAINTAIN ORDER
ARTICLE 25.    VOTING RIGHTS OF SHAREHOLDERS
ARTICLE 26.    (DELETED)
ARTICLE 27.    SPLIT EXERCISE OF VOTING RIGHTS
ARTICLE 28.    VOTE BY PROXY
ARTICLE 29.    RESOLUTIONS
ARTICLE 30.    METHOD FOR RESOLUTIONS AT THE GENERAL MEETING OF SHAREHOLDERS
ARTICLE 31.    MINUTES OF GENERAL MEETINGS

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
CHAPTER V. DIRECTORS, BOARD OF DIRECTORS
ARTICLE 32.    NUMBER OF DIRECTORS
ARTICLE 33.    ELECTION OF DIRECTORS
ARTICLE 34.    TERM OF OFFICE OF DIRECTORS
ARTICLE 35.    BY-ELECTION OF DIRECTORS
ARTICLE 36.    ELECTION OF THE REPRESENTATIVE DIRECTOR AND OTHERS
ARTICLE 37.    DUTIES OF DIRECTORS
ARTICLE 38.    (DELETED)
ARTICLE 39.    (DELETED)
ARTICLE 40.    (DELETED)
ARTICLE 41.    COMPOSITION AND CONVENING OF THE MEETINGS OF THE BOARD OF DIRECTORS
ARTICLE 42.    RESOLUTION BY THE BOARD OF DIRECTORS
ARTICLE 42-2.  COMMITTEES UNDER THE BOARD OF DIRECTORS
ARTICLE 43.    MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS
ARTICLE 44.    REMUNERATION AND SEVERANCE PAY FOR THE DIRECTORS AND STATUTORY AUDITORS
ARTICLE 45.    ADVISORS AND CONSULTANTS

CHAPTER V-II. AUDIT COMMITTEE
ARTICLE 46.    CONSTITUTION OF AUDIT COMMITTEE
ARTICLE 47.    RESPONSIBILITIES OF AUDIT COMMITTEE
ARTICLE 48.    AUDIT COMMITTEE REGULATIONS
ARTICLE 49.    AUDIT REPORT

CHAPTER VII. ACCOUNTING
ARTICLE 46.    FISCAL YEAR
ARTICLE 47.    PREPARATION OF FINANCIAL STATEMENTS AND BUSINESS REPORT
ARTICLE 48.    DISPOSITION OF PROFITS
ARTICLE 49.    DISTRIBUTION OF DIVIDENDS
ARTICLE 50.    INTERIM DIVIDENDS

ADDENDUM

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                          CHAPTER I. GENERAL PROVISIONS

ARTICLE 1. CORPORATE NAME

The name of the Company shall be "(Korean Characters)" in Korean and "GMARKET Inc." in English.

ARTICLE 2. PURPOSES

     The purposes of the Company shall be to engage in the following:

     1.   provision of advice on, development and supply of, software;

     2.   data processing and computer infrastructure providing service;

     3.   database and online contents providing service;

     4. value-added telecommunications business among the telecommunications businesses under Telecommunications Business Act;

     5. wholesale and retail, and import and export business by electronic commerce;

     6.   finance and insurance business by electronic commerce;

     7.   internet auction and merchandise brokerage business;

     8.   telemarketing business;

     9.   internet advertising business;

     10.  internet electronic gift card issuance business;

     11.  settlement services and distribution-related services

     12.  development and supply of internet contents;

     13. network configuration and provision of information relating to settlement systems for logistics, credit sales, etc.;

     14.  internet travel brokerage business;

     15.  development and supply of internet value-added services;

     16.  computer system design and consulting service;

     17.  other computer operation and administration service;

     18.  medical supplies sales business;

     19.  settlement payment deposit business;

     20. education, training business and research and technology development business related to the foregoing business;

     21. sale and lease of facilities and real properties related to the foregoing business;

     22. installation, operation and maintenance of facilities for the foregoing business;

     23.  overseas business related to the foregoing business; and

     24.  any and all business activities incidental to the foregoing.

     (Amended March 28, 2006)

ARTICLE 3. HEAD OFFICE AND BRANCHES

(1)  The head office of the Company shall be located in Seoul, Korea.

(2) The Company may establish branches, agencies, business offices and local subsidiaries within or outside Korea, as required by a resolution of the Board of Directors.

ARTICLE 4. METHOD OF PUBLIC NOTICES

Public notices of the Company shall be given in the Maeil Business Newspaper or Jeil Economic Daily (or any successor thereof in the case of any merger or change of its corporate name), a daily newspaper of general circulation published in Seoul, Korea.

                           CHAPTER II. SHARES OF STOCK

ARTICLE 5. TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED AND TOTAL NUMBER OF
           SHARES ISSUED UPON INCORPORATION

(1) The total number of shares that the Company is authorized to issue up to two hundred million (200,000,000) shares.

     (Amended June 11, 2006)

(2) The total number of the shares to be issued by the Company at the time of incorporation shall be two hundred and forty thousand (240,000) shares.

ARTICLE 6. PAR VALUE PER SHARE

Each share to be issued by the Company shall have a par value of one hundred
(100) Won.

ARTICLE 7. TYPES OF SHARES AND SHARE CERTIFICATES

(1) Shares to be issued by the Company shall be either registered common shares or registered series A preferred shares. The share certificates shall be issued in ten (10) denominations of one (1), five (5), ten (10), fifty
     (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000).

     (Amended March 28, 2006)

(2)  (Deleted June 11, 2006)

ARTICLE 8. (Deleted June 11, 2006)

ARTICLE 9. PRE-EMPTIVE RIGHTS AND RECORD DATE FOR CALCULATING THE DIVIDEND
           ACCRUAL PERIOD FOR NEW SHARES

(1) The Company's shareholders shall have pre-emptive right to subscribe for new shares issued by the Company in proportion to their shareholding ratios. In case a shareholder waives or forfeits its preemptive right or if fractional shares result from the allocation of the new shares, such unsubscribed or unpaid shares shall be allotted, as determined by a resolution of the Board of Directors.

(2) Notwithstanding the provisions of Paragraph (1) of this Article, the Board of Directors may allocate new shares to persons other than shareholders, not exceeding 60% of the total issued and outstanding shares of the Company, by a resolution of the Board of Directors in any of the following cases;

     1. If the Company offers subscription for new shares or issues them to subscribers in accordance with Securities and Exchange Act;

     2. If the Company issues new shares by general public offering by a resolution of the Board of Directors in accordance with Securities and Exchange Act;

     3. If the Company preferentially issues new shares to members of the Employee Stock Ownership Association in accordance with applicable laws and regulations;

     4. If the Company issues new shares upon the exercise of stock option granted under applicable laws and regulations;

     5. If the Company issues new shares pertaining to the issuance of any depository receipts; or

     6. "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, any other legal entity, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

     7. "Seoul Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Seoul, Korea (whether or not such day is a Business Day in the City of New York, New York).

     8. "Voting Securities" means, at any time, shares of any class of Equity Securities of the Company which are then entitled to vote generally in the election of directors.]

ARTICLE 9. PRE-EMPTIVE RIGHTS AND RECORD DATE FOR CALCULATING THE DIVIDEND
           ACCRUAL PERIOD FOR NEW SHARES

(1) The Company's shareholders shall have pre-emptive right to subscribe for new shares issued by the Company in proportion to their shareholding ratios. In case a shareholder waives or forfeits its preemptive right or if fractional shares result from the allocation of the new shares, such unsubscribed or unpaid shares shall be allotted, as determined by a resolution of the Board of Directors.

(2) Notwithstanding the provisions of Paragraph (1) of this Article, the Board of Directors may allocate new shares to persons other than shareholders, not exceeding 60% of the total issued and outstanding shares of the Company, by a resolution of the Board of Directors in any of the following cases;

     1. If the Company offers subscription for new shares or issues them to subscribers in accordance with Securities and Exchange Act;

     2. If the Company issues new shares by general public offering by a resolution of the Board of Directors in accordance with Securities and Exchange Act;

     3. If the Company preferentially issues new shares to members of the Employee Stock Ownership Association in accordance with applicable laws and regulations;

     4. If the Company issues new shares upon the exercise of stock option granted under applicable laws and regulations;

     5. If the Company issues new shares pertaining to the issuance of any depository receipts; or

     6. If the Company issues new shares to entities other than shareholders such as domestic or foreign financial institutions or foreign investors for the purposes of long-term development of the Company or funding necessity.

     7. Share issuance for purposes of introduction of new technology, improvement of financial structure or other management purposes.

(3) In the case of issuance of new shares by the Company as a result of any right issuance, bonus issuance or stock dividend, in calculating the dividends for new shares, the issuance of the new shares shall be regarded as having taken place at the end of the fiscal year immediately preceding the fiscal year in which the new shares were issued.

(4) Anything herein to the contrary notwithstanding, if a foreign shareholder has preemptive rights to subscribe for additional shares, the time within which it may exercise such rights shall be determined so as to give the foreign shareholder sufficient time to obtain any necessary approvals from the Korean Government for its acquisition of such additional shares.

ARTICLE 10. (DELETED)

ARTICLE 11. STOCK OPTIONS

(1) The Company may grant to its officers and employees stock options to purchase the stocks of the Company up to the lesser of 30/100 of all shares issued and outstanding or the rate permitted by applicable laws and regulations, by a special resolution at a General Meeting of Shareholders in accordance with applicable laws and regulations, provided that, in the event the law permits grant of such stock options by a Board of Directors resolution, the Company may grant its officers and employees stock options by a Board of Directors resolution to the extent permitted by applicable laws and regulations.

(2) The officers and employees who have contributed or have the capability to contribute to the establishment, operation and technological innovation of the Company shall be eligible for stock options; provided, however, that any one falling under each of the following shall be excluded:

     1. The largest shareholder and a person in a special relationship with such a shareholder (as defined in Article 10-3 (2) of the Enforcement Decree of the Securities and Exchange Act, same hereafter); provided, however, that any person who became a person in a special relationship with such a shareholder by taking office as an officer of the Company shall be excluded;

     2. A major shareholder (as defined in Article 188 of the Securities and Exchange

          Act, same hereafter) and a person in a special relationship with such a shareholder; provided, however, that any person who became a person in a special relationship with such a shareholder by taking office as an officer of the Company shall be excluded;

     3. a person who actually exercises control over important management issues of the Company, such as appointment and dismissal of officers; or

     4. A person who becomes a major shareholder upon exercise of the stock option.

(3) The Company may grant stock options in any of the following prescribed methods:

     1. By issuing new registered common shares at the exercise price of the stock options;

     2. By distributing treasury stock in the form of registered common shares at the exercise price of the stock options; or

     3. By distributing cash or treasury stock in the amount equivalent to the difference between the exercise price of the relevant stock options and the market value of the common shares.

(4) The number of officers and employees who may be granted stock options shall not exceed 90% of the total number of incumbent officers and employees, and the stock options granted to any single officer or employee shall not exceed 10% of the total number of issued and outstanding shares.

(5) The exercise price per share for the shares exercisable by the stock options shall be not less than the following prices. The same shall apply in case of any price adjustment after the grant of stock options.

     1. In cases where new shares are issued and distributed, the higher of the following shall be the exercise price;

          (i) Fair market value of common shares of the Company as reasonably and in good faith determined by the Board of Directors of the Company as of the date of such stock option; or

          (ii) Par value of the shares concerned.

     2. For cases other than Article 11(5)1 above, the fair market value of the shares calculated in accordance with Article 11(5)1(i) shall be the exercise price

(6) The stock option granted at the General Meeting of Shareholders or the Board of Directors shall be subject to four year vesting to the extent permitted by applicable laws and regulations as follows: 50% of the stock options may be exercised after two year from the date of the resolution and the remaining 50% of the stock options granted may be exercised monthly thereafter over the next two years. The stock options may be exercised until seven (7) years have elapsed since the date when such stock options become exercisable.

(7) In any case falling under one of the following sub-paragraphs, the grant of stock option may be cancelled by a resolution of the Board of Directors;

     1. If the relevant officer or employee voluntarily retires or resigns after the stock option is granted to him or her;

     2. If the relevant officer or employee has intentionally or by negligence caused material damage to the Company; or

     3. If any cause for cancellation provided under the contract granting the stock option has occurred.

(8) With regard to the distribution of dividends on new shares to be issued upon exercise of stock options, the provisions of Article 9 (3) shall apply.

ARTICLE 11-2. SPECIAL PROVISION ON ACQUISITION OF TREASURY STOCKS

For strategic purposes, the Company may swap its treasury stocks with the stocks of a shareholder of another joint-stock company (who owns at least 10% of the other joint-stock company's outstanding voting stocks) or another venture capital joint-stock company (which qualifies as a venture capital firm under the Special Act on Promotion of Venture Companies).

ARTICLE 12. (DELETED)

ARTICLE 13. SHARE TRANSFER AGENT

(1)  The Company shall appoint its share transfer agent.

(2) Appointment of the share transfer agent and matters such as terms of the scope of duties shall be determined by a resolution of the Board of Directors and shall be publicly notified.

(3) The Register of Shareholders of the Company or a duplicate thereof shall be kept at the location where the share transfer agent renders its services, and all businesses relating to the registration of a transfer of shares, registration of a pledge or cancellation thereof, indication of trust property or deletion thereof, issuance of share certificates, acknowledgment of reports and other similar matters relating to shares shall be performed by the share transfer agent.

(4) The procedures for the businesses pursuant to Paragraph (3) above shall be in accordance with the Regulations on Transfer Registration Agency Business of the share transfer agent.

ARTICLE 14. REPORT OF ADDRESSES, NAMES, AND SEALS OF SHAREHOLDERS, ETC.

(1) Shareholders and registered pledgees shall report their names, addresses, and seals or signatures to the share transfer agent pursuant to Article 13.

(2) Shareholders and registered pledgees who reside in foreign countries shall report to the Company their appointed agents and their provisional addresses in Korea to which notices may be dispatched.

(3) The above provisions shall also apply to changes in any item mentioned in Paragraphs (1) and (2) in this Article.

(4) The Company shall not be liable for any damage arising out of the negligence of any obligation to make a report pursuant to the foregoing provisions.

ARTICLE 15. CLOSING OF REGISTER OF SHAREHOLDERS AND RECORD DATE

(1) The Company shall suspend alteration of entries in the Register of Shareholders regarding any rights for a period from January 1 until January 15 of every year.

     (Amended March 28, 2006)

(2) The Company may deem any shareholder whose name appears in the final Register of Shareholders on December 31 of every year to be the shareholder who is entitled to exercise rights at the Ordinary General Meeting of Shareholders for such fiscal year.

(3) The Company may, by the resolution of the Board of Directors, close the Register of Shareholders for a certain period not exceeding three (3) months or set the record date thereof in the event an Extraordinary General Meeting of Shareholders is convened or when the Company otherwise deems it necessary. However, if the Board of Directors deems it necessary, the Company may both close the Register of Shareholders and set the record date. The Company shall give at least two (2) weeks advance notice thereof.

(4) The Company shall give public notice of the period or date set forth in paragraph (3) before 2 weeks prior to such period or date.

                               CHAPTER III. BONDS

ARTICLE 16. ISSUANCE OF CONVERTIBLE BONDS

(1) The Company may issue convertible bonds to entities other than shareholders by a Board Of Directors resolution in the following circumstances..

     1.   Issuance of convertible bonds through public offering;

     2. Issuance of convertible bonds to foreign investors under the Foreign Investment Promotion Act due to management needs;

     3. Issuance of convertible bonds for domestic or overseas strategic reasons related to management, technology and others or for business purposes to partner companies;

     4. Issuance of convertible bonds to domestic and/or foreign financial institutions for emergency financing;

     5.   Issuance of convertible bonds overseas;

     6. Issuance of convertible bonds necessary to introduce new technology, improve financial structure or otherwise achieve certain management purposes.

(2) The total number of shares to be issued upon conversion of the convertible bonds pursuant to Paragraph (1) above shall not exceed the total number of shares authorized to be issued, but not issued.

(3) The convertible bonds pursuant to Paragraph (1) above may be issued on the condition that conversion rights will vest only in a part of such bonds in accordance with the resolution of the Board of Directors.

(4) The shares to be issued upon conversion of the convertible bonds shall be common shares. The conversion price shall be equal to or exceed the par value of the shares as determined by the Board of Directors at the time of issuance of the convertible bonds.

(5) The period during which conversion may be requested shall commence on the date immediately following the date of issuance of the convertible bonds and end on the date immediately preceding the date of redemption, provided that the Board of Directors may adjust the period for request of conversion within the above period by resolution.

(6) With regard to the distribution of dividends on shares issued as a result of conversion and payment of interest on convertible bonds, the provisions of Article 9 (3) shall apply.

ARTICLE 17. ISSUANCE OF BONDS WITH WARRANTS

(1) The Company may issue bonds with warrants to persons other than shareholders by a Board of Directors resolution in the following cases:.

     1.   Issuance of bonds with warrants through a public offering;

     2. Issuance of bonds with warrants to foreign investors under the Foreign Investment Promotion Act due to management needs;

     3. Issuance of bonds with warrants for domestic or overseas strategic reasons related to management, technology and others or for business purposes to partner companies;

     4. Issuance of bonds with warrants to domestic and/or foreign financial institutions for emergency financing;

     5.   Issuance of bonds with warrants overseas;

     6. Issuance of bonds with warrants necessary to introduce new technology, improve financial structure or otherwise achieve certain management purposes.

(2) The subscription price of new shares that may be subscribed for by warrant holders shall be determined by the Board of Directors, to the extent that such subscription price shall not exceed the aggregate sum of face value of the bonds with warrants.

(3) The shares to be issued upon exercise of warrant rights shall be common shares. The issue price shall be equal to or exceed the par value of the shares as determined by the Board of Directors at the time of issuance of the bonds with warrants.

(4) The period during which a warrant holder may exercise warrant rights for new shares shall commence on the date immediately following the date of issuance of the bonds with warrants and end on the date immediately preceding the date of redemption, provided that the Board of Directors may adjust the exercise period within the above period by resolution.

(5) With regard to the distribution of dividends on shares issued as a result of exercise of warrant rights by a holder of bonds with warrants, the provisions of Article 9 (3) shall apply.

ARTICLE 18. APPLICABLE PROVISIONS TO THE ISSUANCE OF BONDS

The provisions of Articles 13 and 14 shall apply to the issuance of bonds.

                  CHAPTER IV. GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 19. CLASSIFICATION OF AND TIME FOR CONVENING THE GENERAL MEETINGS

(1) General Meetings of the Shareholders of the Company shall be either ordinary or extraordinary.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months following the end of each fiscal year and an Extraordinary General Meeting of Shareholders may be convened as necessary.

ARTICLE 20. PERSON AUTHORIZED TO CALL GENERAL MEETINGS

(1) Except as otherwise required by laws and regulations, all General Meetings of Shareholders shall be convened by the Representative Director in accordance with the resolution of the Board of Directors.

(2)  In the absence of the Representative Director, the provisions of Article 37
     (2) shall apply.

ARTICLE 21. NOTICE FOR CONVENING GENERAL MEETINGS AND PUBLIC NOTICE

(1) In convening a General Meeting of Shareholders, a written or e-mail notice thereof stating the date, time, place and the purpose of the Meeting shall be dispatched to all shareholders at least two (2) weeks prior to the date set for such Meeting; provided, however, that such notice procedures may be omitted with the consent of all shareholders.

(2) If the Company is listed on the KRX Stock Market or KRX KOSDAQ Market, in convening a General Meeting of Shareholders, the notice under Paragraph (1) to shareholders holding less than one hundredth (1/100) of the total issued shares may be substituted by giving public notice on not less than two occasions in the newspapers as prescribed in Article 4 hereof, at least two (2) weeks prior to the date set for such Meeting. Such public notices shall state in effect that a General Meeting of Shareholders is to be convened and shall contain the purpose of the Meeting.

(3) If a notice for convening a General Meeting of Shareholders is not delivered to a shareholder for consecutive three (3) years, even though it is given to the address registered in the Register of Shareholders, the Company may omit to give a notice for convening the Meeting to such shareholder.

ARTICLE 22. PLACE OF THE MEETING

A General Meeting of Shareholders shall be convened in the location of head office of the Company and, if necessary, at other places adjacent thereto.

ARTICLE 23. PRESIDING OFFICER

The presiding officer at all General Meeting of Shareholders shall be the Representative Director of the Company, and in the absence of the Representative Director, the provisions of Article 37 (2) shall apply.

ARTICLE 24. PRESIDING OFFICER'S AUTHORITY TO MAINTAIN ORDER

The presiding officer at the General Meeting of Shareholders may order any person who speaks or takes actions to wilfully disturb a General Meeting to be prohibited from speaking, to retract his words or to be expelled from the meeting, and if he deems it necessary for smooth progress of the meeting, may restrict the time and opportunities for the words of a shareholder.

ARTICLE 25. VOTING RIGHTS OF SHAREHOLDERS

Each shareholder shall be entitled to one vote for each share.

ARTICLE 26. (DELETED)

ARTICLE 27. SPLIT EXERCISE OF VOTING RIGHTS

(1) Any shareholder holding two or more voting rights who wishes to split his votes shall notify the Company in writing of his intention to split his votes and the reasons therefor at least three (3) days prior to the date set for the Meeting.

(2) The Company may refuse to allow the shareholder to split his votes, unless the shareholder holds the shares as a trustee or otherwise for and on behalf of another person.

ARTICLE 28. VOTE BY PROXY

(1)  Any shareholder shall have the right to vote by proxy.

(2) Any proxy holder referred to in Paragraph (1) of this Article shall file with the Company an instrument (Power of Attorney) evidencing his authority to act as a proxy before the commencement of each General Meeting of Shareholders.

ARTICLE 29. RESOLUTIONS

     The following matters shall be resoved at the General Meeting of
     Shareholders:

     1.   Election and dismissal of Directors;

     2.   Maximum limit of remuneration for Directors;

     3.   Approval of accounts;

     4.   Amednment to the Articles of Incorporation;

     5.   Merger and disolution of the Company; and

     6. Other matters required to be resolved by the resolution at the General Meeting of Shareholders under relevant laws.

ARTICLE 30. METHOD FOR RESOLUTIONS AT THE GENERAL MEETING OF SHAREHOLDERS

(1) Except as otherwise provided in relevant laws and regulations, and these Articels of Incorporation, resolutions shall be adopted by the approval of a majority of the voting rights of the shareholders present at the meeting; provided that such affirmative vote must constitue at least one-quarter (1/4) of the total issued and outstanding voting shares of the Company.

(2) Resolutions on any of the following matters shall be adopted by the approval of at least two-thirds (2/3) of the voting rights of the shareholders present at the meeting; provided that such affirmative votes must constitute at least one-third (1/3) of the total issued and outstanding shares of the Company:

     1.   Amendment to the Articles of Incorporation;

     2.   Dismissal of Directors;

     3.   Reduction of capital;

     4.   Merger and disolution of the Company;

     5.   Transfer of all or substantial part of business;

     6.   Acquisition of the whole business of another company;

     7. Acquisition of part of another company's business that affects the business of the Company;

     8. Execution, amendment or termination of contracts for lease of the whole business, management entrustment, assumption of all profits and loss of another party, or other contracts in content similar to the foregoing; or

     9.   Issuance of new shares below the par value

     10. Other matters required to be adopted by the special resolution at the General Meeting of Shareholders under the relevant laws and regulations.

(3)  (Deleted June 11, 2006)

ARTICLE 31. MINUTES OF GENERAL MEETINGS

The substance of the course of proceedings at the General Meeting of Shareholders and the results thereof shall be recorded in the minutes, which shall bear the names, seals or signatures of the presiding officer of such meeting and of the Directors present at the meeting, and shall be kept at the Company's head office and branch offices. The minutes of the General Meetings of the Shareholders shall be prepared both in Korean and English.

                   CHAPTER V. DIRECTORS AND BOARD OF DIRECTORS

ARTICLE 32. NUMBER OF DIRECTORS

(1) The Company shall have total nine (9) Directors, including standing and non-standing Directors. At least the majority of directors shall be Outside Directors eligible under Paragraph (2). There shall be at least three (3) Outside Directors who shall be appointed among non-standing Directors.

(2) An outside Director shall meet the requirements under Article 191-16 of the Securities Exchange Act and, in the event the Company lists or trades its shares on any overseas stock exchanges, the laws, regulations, and rules of the relevant jurisdiction, its government supervisory authorities, or the relevant stock exchanges.

ARTICLE 33. ELECTION OF DIRECTORS

(1)  Directors shall be elected at a General Meeting of Shareholders.

(2) Election of Directors shall be resolved by the approval of a majority of the voting rights of the shareholders present at the meeting, reprsenting at least one-quarter (1/4) of the total issued and outstanding shares of the Company.

(3) The Company shall not adopt cumulative voting as provided in Aritcle 382-2 of Commercial Act for election of two or more Directors.

ARTICLE 34. TERM OF OFFICE OF DIRECTORS

The term of office of a Director shall be three (3) years and the term of office of an Outside Director shall be one (1) year. However, if the Director's term of office expires prior to the Ordinary General Meeting of Shareholders convened in respect of the last fiscal year of his/her term of office, the Director's term shall be extended until the close of the Ordinary General Meeting of Shareholders.

ARTICLE 35. BY-ELECTION OF DIRECTORS

(1) If a vacancy occurs in the offices of Directors, the vacancy shall be filled at a General Meeting of Shareholders. However, if the number of remaining Directors is not less than the minimum number of Directors as required under the Commercial Code and the Company has no difficulty in performing its business, the vacancy does not need to be filled.

(2) If any Director falls under any of the following cases, the office of Director shall be deemed vacant:

     1.   If a Director is dead;

     2.   If a Director is declared bankrupt;

     3.   If a Director is declared incompetent or quasi-incompetent; or

     4. If a Director is definitively sentenced to imprisonment without prison labor.

ARTICLE 36. ELECTION OF THE REPRESENTATIVE DIRECTOR AND OTHERS

The Company may elect one Representative Director (who is President), and if necessary, a number of Vice Presidents, Executive Directors, Managing Directors and Directors, by a resolution of the Board of Directors.

ARTICLE 37. DUTIES OF DIRECTORS

(1) The Representative Director shall represent the Company, implement the resolutions of the Board of Directors and generally manage the business of the Company.

(2) Vice Presidents, Executive Directors, Managing Directors and Directors shall assist the Representative Director and perform their respective businesses of the Company allotted to them. In the absence of the Representative Director, another officer shall act therefor in the order as determined by resolution adoted by majority of the Board of Directors.

ARTICLE 38. (DELETED)

ARTICLE 39. (DELETED)

ARTICLE 40. (DELETED)

ARTICLE 41. COMPOSITION AND CONVENING OF THE MEETINGS OF THE BOARD OF DIRECTORS

(1) The Board of Directors shall consist of all Directors, and shall resolve on material matters of the Company.

(2) In convening a Meeting of the Board of Directors, the Representative Director and President or another Director as determinied by the Board of Directors shall give a written notice for convening the Meeting to each of the Directors at least one (1) week prior to the date set for such Meeting; provided, however, that such notice procedures may be omitted with the consent of all Directors.

ARTICLE 42. RESOLUTION BY THE BOARD OF DIRECTORS

(1) All resolutions passed at a Meeting of the Board of Directors shall be adopted by the affirmative vote of a majority of Directors present at the Meeting, the quorum for which is a majority of all Directors of the Company.

(2) The presiding officer at a Meeting of the Board of Directors shall be subject to the regulations adopetd by the Board of Directors.

(3) The Board of Directors may allow all or any Directors not to attend a Meeting of the Board of Directors in person and to participate in resolution by communication means intended to simultaneously transmit and receive moving pictures and images, in which case, such Directors shall be deemed present at the Meeting.

(4) A person with special interest in the Board ofDirctors resolution may not vote.

ARTICLE42-2. COMMITTEE UNDER THE BOARD OF DIRECTORS

(1) To perform certain specialized function, the Board of Directors may establish a committee consisting of at least two (2) Directors under the Board of Directors pursuant to the Company's internal regulation and delegate the Board's authorities to a certain limited extent.

(2) Details of the committee, its composition, authorities and operation, shall be decided by Board of Directors resolutions.

ARTICLE 43. MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS

The agenda, the substance, and the results of the course of proceedings at the Meeting of the Board of Directors and Directors who have objected, together with the reasons for the objections, shall be recorded in the minutes, which shall bear the names, seals or signatures of the presiding officer of such meeting and of the Directors and Statutory Auditors present at the meeting, and shall be kept at the Company's head office.

ARTICLE 44. REMUNERATION AND SEVERANCE ALLOWANCE FOR THE DIRECTORS

(1) The remuneration to be paid to the Directors shall be determined by the Board of Directors, to the extent of the maximum limit thereof determined at a General Meeting of Shareholders.

(2) Severance pay for the Directors shall be paid in accordance with the Executive Officers' Severance Pay Regulations of the Company passed at a General Meeting of Shareholders.

ARTICLE 45. ADVISORS AND CONSULTANTS

The Company may appoint a number of advisors or consultants by a resolution at a Meeting of the Board of Director.

                          CHAPTER V-II. AUDIT COMMITTEE

ARTICLE 46. COMPOSITION OF THE AUDIT COMMITTEE

(1) Substituting the Statutory Auditor, the Company shall have an Audit Committee pursuant to Article 415-2 of the Commercial Code.

(2)  The Audit Committee shall consist of at least three (3) Outside Directors.

(3) If the Company lists or trades its stocks on oversease stock exchanges, the authority and composition of the Audit Committee shall comply with the laws of the relevant jurisdiction or the regulations and rules of the relevant government supervisory authorities or the relevant stock exchange.

(4) Members of the Audit Committee shall be appointed and dismissed by the Board of Directors from among the Directors eligible under Paragraph (3). In the event of dismissal, affirmative votes of at least 2/3 of all Directors is necessary.

(5) The representative of the Audit Committee shall be appointed at the meeting of the Audit Commitee.

ARTICLE 47. DUTIES OF THE AUDIT COMMITTEE

(1)  The Audit Committee shall oversee the Company's accounting and operation.

(2) The Audit Committee may convene an Extraordinary Meeting of Shareholders by submitting a written request stating the purpose and reasons for the shareholders meeting.

(3) The Audit Committee may appoint, dismiss and supervise outside auditors and has authorities as prescribed by relevant laws and the Audit Committee regulation.

(4) The Audit Committee shall perform such duties as delegated from the Board of Directors, in addition to those set forth in Paragraphs (1) through (3).

ARTICLE 48. THE AUDIT COMMITTEE REGULATION

In addition to what is provided hereunder, the Board of Directors may determine the composition, the scope of duties and other matters relating to the Audit Committee in the form of an Audit Committee Regulation.

ARTICLE 49. AUDIT REPORT

The Audit Committee shall prepare an Audit Report which shall state the method and result of the audit and shall be sealed or signed by each member of the Audit Committee who has performed the audit.

                             CHAPTER VI. ACCOUNTING

ARTICLE 50. FISCAL YEAR

The fiscal year of the Company shall commence on January 1 of each year and shall end on December 31 of the same year; provided, however, that the initial fiscal year of the Company shall commence on the date of incorporation of the Company and shall end December 31 of the relevant year.

ARTICLE 51. PREPARATION OF FINANCIAL STATEMENTS AND BUSINESS REPORT

(1) In each fiscal year, the Representative Director and President of the Company shall prepare the following documents, their supplementary schedules, and a Business Report, obtain the approval thereof from the Board of Directors and submit them to the Statutory Auditor at least six
     (6) weeks before the date set for an Ordinary General Meeting of
     Shareholders:

     1.   Balance Sheet;

     2.   Profit and Loss Statement;

     3. A Statement of the Appropriation of Retained Earnings or a Statement of the Treatment of Deficits.

(2) The Audit Committee shall submit to the Representative Director President an Audit Report within four (4) weeks from the date of receipt of the documents set forth in Paragraph (1).

(3) The Company shall keep on file the documents described in Paragraph (1) of this Article and the auditor's report at the head office of the Company for five (5) years and certified copies of all of such documents at the branches of the Company for three (3) years beginning from one (1) week before the date set for the Ordinary General Meeting of Shareholders.

(4) If the approval of the General Meeting of Shareholders for the documents set forth in Paragraph (1) of this Article is obtained, the Company shall, without delay, give public notice of the balance sheet and the audit opinion of an outside auditor.

(5) If the Company lists or trades its stocks in an overseas stock market, to the extent of such listing or trading, the Company shall abide by the laws, regulations and rules of the relevant jurisdiction, its government supervisory authorities and the stock exchange relating to the preparation, submission, and provision on information concerning the company's management and financial state.

ARTICLE 52. DISPOSITION OF PROFITS

     The Company shall dispose of unappropriated retained earnings for each fiscal year as follows:

     1.   Earned surplus reserves;

     2.   Other legal reserves;

     3.   Discretionary reserves;

     4.   Dividends;

     5.   Other disposition of the retained earnings; and

     6.   Retained earnings caried over to the subsequent year.

ARTICLE 53. DISTRIBUTION OF DIVIDENDS

(1)  Dividends may be paid either in cash or in shares.

(2) In case dividends are distributed in shares, if the Company shall have issued different types of shares, the Company may, by a resolution at a General Meeting of Shareholders, issue to a shareholder another type of shares.

(3) Dividends pursuant to Paragraph (1) shall be paid to any shareholder or registered pledgee whose name appears in the final Register of Shareholders as of the end of every fiscal year.

(4) The right to demand payment of dividends shall be extinguished by prescription unless exercised within five (5) years. The dividends unpaid due to completion of prescription shall belong to the account of the Company.

ARTICLE 54. INTERIM DIVIDENDS

The Company may declare dividends in cash, by the resolution of the Board of Directors, as of June 30 of each year or any other date as resolved by the Board of Directors, with respect the shareholders who appear on the Register of Shareholders as of such delcaration date.

                                    ADDENDUM

ARTICLE 1. EFFECTIVE DATE

     These Articles of Incorporation shall be effective from the date of incorporation of the Company.

                             ADDENDUM <MAY 3, 2000>

ARTICLE 1. EFFECTIVE DATE

     These Articles of Incorporation shall be effective from May 3, 2000.

                            ADDENDUM <MARCH 30, 2001>

ARTICLE 1. EFFECTIVE DATE

     These Articles of Incorporation shall be effective from March 30, 2001.

                            ADDENDUM <MARCH 14, 2003>

     These Articles of Incorporation shall be effective from March 14, 2003.

                            ADDENDUM <MARCH 31, 2004>

     These Articles of Incorporation shall be effective from March 31, 2004.

                          ADDENDUM <NOVEMBER 24, 2004>

     These Articles of Incorporation shall be effective from November 24, 2004.

                          ADDENDUM <DECEMBER 22, 2004>

     These Articles of Incorporation shall be effective from December 22, 2004.

                           ADDENDUM <DECEMBER 2, 2005>

     (1)  These Articles of Incorporation shall be effective from December 2,
          2005.

     (2) The following provisions shall lose their effect when all outstanding Series A Preferred Shares in Article 8 has been redeemed, retired, or converted into common stocks:

          1.   Article 5(1) Paragraph 2

          2.   Article 7(2)

          3.   Article 8

          4.   Article 30(3).